                    AMERICAN CENTURION LIFE ASSURANCE COMPANY

                                POWER OF ATTORNEY


City of Albany

State of New York

Each of the undersigned, as a director and/or officer of American Centurion Life Assurance Company (ACL) on behalf of the below listed registrants previously have filed registration statements and amendments thereto pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940 with the Securities and Exchange Commission:

                                                                          1933 Act          1940 Act
                                                                          Reg. Number       Reg. Number

ACL Variable Annuity Account 1                                            333-00041         811-07475
     Privileged Assets Select Annuity (PASA-NY)
-------------------------------------------------------------------------

ACL Variable Annuity Account 2                                            333-00519         811-07511
     ACL Personal PortfolioSM/
     ACL Personal Portfolio Plus2 (ACL-PLUS 2)

hereby constitutes and appoints William A. Stoltzmann, Mary Ellyn Minenko, Eileen J. Newhouse, Christopher R. Long, Timothy S. Meehan and Eric L. Marhoun or any one of them, as his/her attorney-in-fact and agent, to sign for him/her in his/her name, place and stead any and all filings, applications (including applications for exemptive relief), periodic reports, registration statements for existing or future products (with all exhibits and other documents required or desirable in connection therewith), other documents, and amendments thereto and to file such filings, applications periodic reports, registration statements, other documents, and amendments thereto with the Securities and Exchange Commission, and any necessary states, and grants to any or all of them the full power and authority to do and perform each and every act required or necessary in connection therewith.

Dated the 14 day of April, 1999.


/s/  Timothy V. Bechtold
     Timothy V. Bechtold
     Director and President


/s/  Maureen A. Buckley
     Maureen A. Buckley
     Director, Vice President, Chief Operating Officer
     and Consumer Affairs Officer


/s/  Rodney P. Burwell
     Rodney P. Burwell
     Director


/s/  John R. Cattau
     John R. Cattau
     Director

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/s/  Robert R. Grew
     Robert R. Grew
     Director


/s/  Jay C. Hatlestad
     Jay C. Hatlestad
     Vice President and Controller


/s/  Jeffrey S. Horton
     Jeffrey S. Horton
     Vice President and Treasurer


/s/  Jean B. Keffeler
     Jean B. Keffeler
     Director


/s/  Richard W. Kling
     Richard W. Kling
     Director and Chairman of the Board


/s/  Thomas R. McBurney
     Thomas R. McBurney
     Director


/s/  Edward J. Muhl
     Edward J. Muhl
     Director


/s/  Thomas V. Nicolosi
     Thomas V. Nicolosi
     Director


/s/  Stephen P. Norman
     Stephen P. Norman
     Director


/s/  Richard M. Starr
     Richard M. Starr
     Director


/s/  Michael R. Woodward
     Michael R. Woodward
     Director